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Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement No. 333-20387 on Form S-8 of our report dated February 6, 1995, appearing in the Annual Report on Form 10-KSB of Metro One Telecommunications, Inc. (formerly Metro One Direct Information Services, Inc.) for the year ended December 31, 1996.



PRICE WATERHOUSE LLP
Portland, Oregon
March 24, 1997